Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Adlai Nortye Ltd. on Form S-8 (File No. 333-279372) of our report dated April 19, 2024 on the consolidated financial statements of Adlai Nortye Ltd. as of December 31, 2023 and for each of the years in the two-year period ended December 31, 2023, which appears in the Annual Report on Form 20-F/A (Amendment No. 1) of Adlai Nortye Ltd. for the year ended December 31, 2024.

/s/ Mazars USA LLP

New York, New York
May 9, 2025